EXHIBIT 24.2

POWER OF ATTORNEY OF PLAN COMMITTEE

KNOW ALL PERSONS BY THESE PRESENTS:

         Each of the undersigned members of the Retirement Plans Administrative Committee for The PMI Group, Inc. Savings and Profit-Sharing Plan, as amended (the "Savings Plan"), and The PMI Group, Inc. Alternate 401(k) Plan, as amended (the "Alternate Plan"), hereby constitutes and appoints Charles Broom, Andrew D. Cameron and Thomas H. Jeter,  and each of them,  with power to act alone, his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute any and all amendments and/or supplements (including post-effective amendments) to the following registration statements that were filed on Form S-8 under the Securities Act of 1933, as amended,  relating to Common Stock of the Company and plan interests issuable under, and that were registered with respect to, The PMI Group, Inc. Alternate 401(k) Plan and The PMI Group, Inc. Savings and Profit-Sharing Plan:  File Nos. 333-152675, 333-130102, 333-76742 and 333-47473, and, and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, we have hereunto set our hands this 26th day of
July 2010.

_____/s/ Charles Broom_______________ Charles Broom	_____/s/ Christopher Brunetti___________ Christopher Brunetti
_____/s/ David Berson________________ David Berson	_____/s/ Thomas Jeter_________________ Thomas Jeter
_____/s/ Joseph Francesconi___________ Joseph Francesconi	_____/s/ Raymond Chang______________ Raymond Chang